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EXHIBIT 12

COMPUTATION OF RATIO OF INCOME
FROM CONTINUING OPERATIONS TO FIXED CHARGES
(UNAUDITED)

	For Nine Months Ended
	September 30, 2003	September 30, 2002
	(Dollars in millions)
Income from continuing operations before income taxes (1)	$6,989	$4,821
Add: Fixed charges, excluding capitalized interest	843	939

Income as adjusted before income taxes	$7,832	$5,760

Fixed charges:
Interest expense	$501	$594
Capitalized interest	11	32
Portion of rental expense representative of interest	342	345

Total fixed charges	$854	$971

Ratio of income from continuing operations to fixed charges	9.17	5.93

(1)
Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company's share in the income and losses of less-than-fifty percent-owned affiliates.

SEGMENT INFORMATION—ON CONTINUING OPERATIONS BASIS
(UNAUDITED)

		Hardware Segments
	Global Services	Systems Group	Personal Systems Group	Technology Group	Software	Global Financing	Enterprise Investments	Total Segments
(Dollars in millions)
Three Months Ended September 30, 2003:
External revenue	$10,383	$3,199	$2,796	$695	$3,461	$713	$257	$21,504
Internal revenue	691	209	43	187	370	266	2	1,768

Total revenue	$11,074	$3,408	$2,839	$882	$3,831	$979	$259	$23,272

Pre-tax income (loss)	$1,210	$387	$(50)	$(96)	$858	$292	$(54)	$2,547

Revenue year-to-year change	15.3%	5.6%	2.5%	(29.6)%	12.3%	(4.7)%	7.5%	8.1%
Pre-tax income year-to-year change	(3.9)%	1.6%	(150.0)%	(464.7)%	7.4%	33.9%	22.9%	(0.1)%
Pre-tax income margin	10.9%	11.4%	(1.8)%	(10.9)%	22.4%	29.8%	(20.8)%	10.9%
Three Months Ended September 30, 2002:
External revenue	$8,895	$3,028	$2,736	$1,039	$3,110	$789	$240	$19,837
Internal revenue	708	200	33	214	302	238	1	1,696

Total revenue	$9,603	$3,228	$2,769	$1,253	$3,412	$1,027	$241	$21,533

Pre-tax income (loss)	$1,259	$381	$(20)	$(17)	$799	$218	$(70)	$2,550

Pre-tax income margin	13.1%	11.8%	(0.7)%	(1.4)%	23.4%	21.2%	(29.0)%	11.8%

Reconciliations to IBM as Reported:

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002
(Dollars in millions)
Revenue:
Total reportable segments	$23,272	$21,533
Eliminations/other	(1,750)	(1,712)

Total IBM Consolidated	$21,522	$19,821

Pretax income:
Total reportable segments	$2,547	$2,550
Eliminations /other	2	(146)

Total IBM Consolidated	$2,549	$2,404

SEGMENT INFORMATION—ON CONTINUING OPERATIONS BASIS
(UNAUDITED)

		Hardware Segments
(Dollars in millions)	Global Services	Systems Group	Personal Systems Group	Technology Group	Software	Global Financing	Enterprise Investments	Total Segments
Nine Months Ended September 30, 2003:
External revenue	$31,187	$9,066	$7,909	$2,096	$10,061	$2,095	$725	$63,139
Internal revenue	2,085	571	123	598	1,147	868	4	5,396

Total revenue	$33,272	$9,637	$8,032	$2,694	$11,208	$2,963	$729	$68,535

Pre-tax income (loss)	$3,361	$978	$(127)	$(218)	$2,347	$861	$(208)	$6,994

Revenue year-to-year change	19.4%	7.4%	(1.2)%	(25.6)%	10.8%	(1.0)%	4.6%	9.8%
Pre-tax income year-to-year change	10.6%	32.2%	nm	80.2%	3.3%	27.2%	(2.0)%	28.7%
Pre-tax income margin	10.1%	10.1%	(1.6)%	(8.1)%	20.9%	29.1%	(28.5)%	10.2%
Nine Months Ended September 30, 2002:
External revenue	$25,785	$8,446	$8,047	$2,972	$9,2733	$2,375	$694	$57,592
Internal revenue	2,089	526	79	649	844	617	3	4,807

Total revenue	$27,874	$8,972	$8,126	$3,621	$10,117	$2,992	$697	$62,399

Pre-tax income (loss)	$3,038	$740	$10	$(1,099)	$2,272	$677	$(204)	$5,434

Pre-tax income margin	10.9%	8.2%	0.1%	(30.4)%	22.5%	22.6%	(29.3)%	8.7%

Reconciliations to IBM as Reported:

(Dollars in millions)	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Revenue:
Total reportable segments	$68,535	$62,399
Eliminations/other	(5,317)	(4,897)

Total IBM Consolidated	$63,218	$57,502

Pretax income:
Total reportable segments	$6,994	$5,434
Eliminations/other	2	(622)

Total IBM Consolidated	$6,996	$4,812

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COMPUTATION OF RATIO OF INCOME FROM CONTINUING OPERATIONS TO FIXED CHARGES (UNAUDITED)
SEGMENT INFORMATION—ON CONTINUING OPERATIONS BASIS (UNAUDITED)
SEGMENT INFORMATION—ON CONTINUING OPERATIONS BASIS (UNAUDITED)